Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated August 31, 2022, and each included in this Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A, No. 333-216479) of Morningstar Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated June 27, 2022, with respect to the financial statements and financial highlights of Morningstar Funds Trust (comprising Morningstar U.S. Equity Fund, Morningstar International Equity Fund, Morningstar Global Income Fund, Morningstar Total Return Bond Fund, Morningstar Municipal Bond Fund, Morningstar Defensive Bond Fund, Morningstar Multisector Bond Fund, Morningstar Global Opportunistic Equity Fund (formerly, Morningstar Unconstrained Allocation Fund) and Morningstar Alternatives Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

August 26, 2022